UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 13, 2020

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	PAGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phantom Unit Grants to Named Executive Officers

On August 13, 2020, the board of directors (the “Board”) of PAA GP Holdings LLC (“GP Holdings”), the general partner of Plains GP Holdings, L.P. (“PAGP”), approved grants of phantom units to certain of those individuals who were identified as Named Executive Officers in PAGP’s 2020 proxy statement. These phantom unit grants were consistent with the annual LTIP targets disclosed in the 2020 proxy statement. The annual LTIP target values and resulting LTIP grants approved by the Board are set forth below:

Name and Title	Annual LTIP Award Target Value (as a percentage of base salary)	2020 Annual LTIP Award Value	No. of Phantom Units Granted(1)
Willie Chiang, Chief Executive Officer	500%	$3,000,000	375,940
Al Swanson, Executive Vice President and Chief Financial Officer	300%	$1,200,000	150,380
Richard McGee, Executive Vice President, General Counsel and Secretary	300%	$1,200,000	150,380
Chris Chandler, Executive Vice President and Chief Operating Officer	300%	$1,200,000	150,380
Jeremy Goebel, Executive Vice President – Commercial	300%	$1,200,000	150,380

(1)	Based on a volume weighted average price per unit for a 10-day period preceding the date of grant of $7.98.

The phantom units will vest (become payable 1-for-1 in common units of Plains All American Pipeline, L.P. (“PAA”)) as follows: (a) Tranche 1, consisting of 50% of the number of phantom units granted, will vest on the August 2023 distribution date assuming continued service through such date; (b) Tranche 2, consisting of 25% of the number of phantom units granted (assuming 100% payout at target), will potentially vest on the August 2023 distribution date at a scaled payout range of between 0% to 200% based on PAA’s total shareholder return (TSR) over the three-year period ending June 30, 2023 compared to the TSR of a selected peer group that includes the S&P 500 Index and the Alerian MLP Index (AMZ) as additional comparators; and (c) Tranche 3, consisting of 25% of the number of phantom units granted (assuming 100% payout at target), will potentially vest on the August 2023 distribution date at a scaled payout range of between 0% to 200% based on (i) PAA achieving cumulative distributable cash flow per common unit equivalent of $6.00 over the three-year period ending June 30, 2023 and (ii) PAA achieving a leverage ratio as of June 30, 2023 consistent with the leverage ratio assumed in its long term plan as of August 2020. The phantom units include tandem distribution equivalent rights (“DERs”) that vest as follows: (a) DERs associated with Tranche 1 will accrue for the first year and be paid in cash in a lump sum on the August 2021 distribution date; beginning in November 2021, DERs associated with Tranche 1 will be paid quarterly until the related phantom units vest; and (b) DERs associated with Tranches 2 and 3 will accrue during the three-year vesting period and be paid in cash in a lump sum on the August 2023 distribution date with respect to each phantom unit that vests on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: August 19, 2020	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President

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